UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2022

JOANN Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40204	46-1095540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Darrow Road

Hudson, Ohio 44236

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 656-2600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	JOAN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on May 17, 2022, John Yoon notified the Board of Directors (the “Board”) of JOANN Inc. (the “Company”) of his intention to resign as a Class III director of the Board, effective as of a future date to be determined. The effective date of Mr. Yoon’s resignation is June 24, 2022.

Pursuant to the Amended and Restated Stockholders Agreement, dated March 16, 2021, Leonard Green & Partners, L.P. (“LGP”) is entitled to, among other rights, designate a certain number of directors for election to the Board (each such director, a “LGP Director”), and to designate persons to fill vacancies created by the resignation of any such LGP Directors. Pursuant to such rights, LGP designated Brian W. Coleman as a director to fill the vacancy created by Mr. Yoon’s resignation. On June 24, 2022, the Board appointed Mr. Coleman as a Class III director of the Board, effective immediately following the Company’s Annual Meeting (as defined below). Mr. Coleman will also serve as a member of the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board.

As a non-employee director, Mr. Coleman will be entitled to receive compensation in the same manner as the Company’s other non-employee directors, as described in the Company’s definitive proxy statement on Schedule 14A filed on May 11, 2022 with the Securities and Exchange Commission.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 24, 2022, the Company held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). The final voting results for the matters brought before the Annual Meeting are set forth below.

1.	Election of Two Class I Directors

The Company’s shareholders elected, for a three-year term, the following nominees for election as Class I directors of the Board. For each nominee, the votes cast for, the votes withheld and broker non-votes were as follows:

Director	For	Withhold	Broker Non-Votes
Wade Miquelon	33,302,139	1,802,287	3,589,847
Darrell Webb	33,071,701	2,032,725	3,589,847

2.	Ratification of the Appointment of Ernst & Young LLP as JOANN’s Independent Registered Public Accounting Firm for the Fiscal Year Ending January 28, 2023

The Company’s shareholders ratified the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the independent auditor of the Company for the fiscal year ending January 28, 2023. The votes cast for and against this proposal, as well as the abstentions were as follows:

For	Against	Abstain
38,578,888	107,779	7,604

3.	Advisory Vote to Approve the Compensation of Named Executive Officers

The Company’s shareholders approved, on an advisory basis, a resolution approving the Company’s named executive officer compensation. The votes cast for and against this proposal, as well as the abstentions and broker non-votes, were as follows:

For	Against	Abstain	Broker Non-Votes
33,075,663	1,469,559	559,203	3,589,847

4.	Advisory Vote to Approve the Frequency of Future Advisory Votes on Named Executive Officer Compensation

The Company’s shareholders recommended, on an advisory basis, that future advisory votes on the Company’s named executive officer compensation be held on an annual basis. The votes cast for each option, as well as abstentions, were as follows:

One Year	Two Years	Three Years	Abstain
34,541,915	18,405	32,390	511,714

Consistent with the recommendation of shareholders, the Board has determined that it will hold future advisory votes to approve named executive officer compensation on an annual basis until the next shareholder vote on the frequency of the advisory vote on named executive officer compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JOANN INC.

Dated: June 27, 2022	By:	/s/ Ann Aber
	Name:	Ann Aber
	Title:	Senior Vice President, Chief Legal Officer & Secretary